Exhibit 10.2

FIRST AMENDMENT

TO

CHANGE IN CONTROL RETENTION AGREEMENT

THIS FIRST AMENDMENT TO CHANGE IN CONTROL RETENTION AGREEMENT (herein called this “Amendment”), is effective as of the 17th day of December, 2007, by and between INX, Inc., a Delaware corporation (the “Company”), and Paul Klotz, an individual and employee of the Company (the “Employee”).

RECITALS

1.         The Company and the Employee previously entered into that certain Change in Control Retention Agreement, dated December 6, 2006 (the “Original Agreement”), pursuant to which in consideration for the continued service by the Employee to the Company, the Company agreed to make a cash payment to Employee in the event of any Change in Control (as defined in the Original Agreement) regarding the Company, the amount of which is calculated based upon the Price Per Share (as defined in the Original Agreement) of the Company’s equity securities purchased by any buyer at the time of such Change in Control.

2.         The Company and the Employee desire to amend the Original Agreement in order to (i) extend the term of the Original Agreement to the date one year from the date of this Amendment and (ii) replace the calculation of the cash payment based upon the Price Per Share with a one-time lump sum payment of $250,000 payable in accordance with the terms of the Original Agreement.

3.         In consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

DEFINITIONS AND TREATMENT OF SHARES

Terms Defined in the Original Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

AMENDMENTS TO THE ORIGINAL AGREEMENT

Term of the Original Agreement.  Section 1 of the Original Agreement is hereby deleted in its entirety and replaced with the following new Section 1:

1.            Term of Agreement.  The term of this Agreement shall commence on December 6, 2006 and shall terminate on December 17, 2008, unless renewed or extended by the written agreement of the parties hereto.

Section 6 of the Original Agreement.  Section 6 of the Original Agreement is hereby deleted in its entirety and replaced with the following new Section 6:

6.            Retention Payment Upon Change In Control.  If the Executive is in the employ of the Company on the date of a Change In Control that occurs during the term of this Agreement, or is in the employ of the Company at any time during the one hundred twenty (120) day period preceding the execution by the Company of a definitive agreement setting forth a transaction that ultimately closes and results in a Change In Control occurring during the term of this Agreement, then upon the consummation of such Change In Control, the Executive shall receive a retention payment in cash subject to required withholding, in the aggregate amount of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00 US, a “Retention Payment”), provided, however, that no Retention Payment shall be paid to the Executive if (a) the Executive voluntarily terminates his employment relationship with the Company prior to the Change in Control, or (b) if the Company terminates the employment of the Executive prior to the Change in Control because the Executive is convicted of a felony.

Schedule to the Original Agreement.  The Schedule to the Original Agreement, which is attached to and made a part of the Original Agreement, is hereby deleted in its entirety, together with all references to such Schedule contained elsewhere in the Original Agreement.

CONDITIONS OF EFFECTIVENESS

Effective Date.  This Amendment is effective as of the date first above written upon the Company’s receipt of a copy of this Amendment duly executed by the Employee.

MISCELLANEOUS

Ratification of Agreements.  The Original Agreement, as hereby amended, is hereby ratified and confirmed in all respects.  Any reference to the Original Amendment in any other document, instrument or agreement is now a reference to such Original Agreement as hereby amended.

Governing Law.  This Amendment is governed by and construed in accordance with the laws of the State of Texas, without regard to its choice of law provisions, in all respects, including construction, validity and performance.

Counterparts.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed constitutes one and the same Amendment.

THIS AMENDMENT AND THE ORIGINAL AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INX, INC.
6401 Southwest Freeway
Houston, Texas 77074

/s/ James H. Long
James H. Long
Chairman & Chief Executive Officer

EMPLOYEE

/s/ Paul Klotz
Paul Klotz